UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 12, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On July 12, 2005, William F. Marchido, Chief Financial Officer of Apogee Enterprises, Inc. (“Apogee”), announced his resignation, effective as of August 1, 2005. Apogee will be conducting an internal and external search for the Chief Financial Officer position.

(c) James S. Porter, 44 years old and current Vice President of Strategy and Planning at Apogee, has been named interim Chief Financial Officer. Mr. Porter joined Apogee in 1997 as Assistant Controller, was promoted to Controller in 1998 and to Vice President of Finance and Planning in 2000. He has served as Vice President of Strategy and Planning since 2002.

There are no arrangements or understandings between Mr. Porter and any other persons pursuant to which Mr. Porter was selected as interim Chief Financial Officer or Vice President of Strategy and Planning. Mr. Porter does not have a direct or indirect material interest in any currently proposed transaction to which Apogee is to be a party in which the amount involved exceeds $60,000, nor has Mr. Porter had a direct or indirect material interest in any such transaction since the beginning of Apogee’s last fiscal year.

A press release, dated July 12, 2005, announcing Mr. Marchido’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

99.1 Press Release issued by Apogee Enterprises, Inc. dated July 12, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Russell Huffer
Russell Huffer Chairman, President and Chief Executive Officer

Date: July 18, 2005

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Apogee Enterprises, Inc. dated July 12, 2005.

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